UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32497	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 16, 2011, Dune Energy, Inc. (the “Company”) entered in to an Indemnification Agreement with each of the Company’s directors, Steve Barrenechea, Alan Bell, Richard Cohen, William Greenwood, Steve Sisselman and James Watt.

The Indemnification Agreements provide that the Company will indemnify each person subject to an Indemnification Agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law against all expenses, judgments, penalties, fines and amounts paid in settlement of certain proceedings that may result or arise in connection with such Indemnified Party serving in his capacity as an officer or director of the Company, or is or was serving at the request of the Company as an officer, director, employee or agent of another entity. The Indemnification Agreements further provide that, upon an Indemnified Party’s request, the Company will advance expenses to the Indemnified Party. Pursuant to the Indemnification Agreements, an Indemnified Party is presumed to be entitled to indemnification and anyone seeking to overcome this presumption has the burden of proving otherwise.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement which is filed as Exhibit 10.1 to this Form 8-K.

In addition, on December 21, 2011, the Restructuring Support Agreement, dated as of October 6, 2011, as amended by the First Amendment to Restructuring Support Agreement, dated as of October 31, 2011 and the Second Amendment to Restructuring Support Agreement, dated as of November 8, 2011 (as so amended, the “RSA”), by and among the Company and the noteholders party thereto (the “Noteholders”) entered into a Third Amendment to Restructuring Support Agreement pursuant to which Section 3 of the RSA was amended to provide that on or prior to January 13, 2012, the Company shall take all steps reasonably necessary and work in good faith, to the extent permissible and valid under applicable law, to (i) facilitate the appointment of each of the people proposed by the Noteholders to the board of directors of the Company (the “Board”) (or if any of them is unwilling to serve on the Board, a candidate(s) selected by the newly constituted Board) and (ii) obtain the resignations of each of the directors (other than James A. Watt) serving on the Board immediately prior to the appointment of such new directors.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: December 22, 2011	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 10.1	Form of Indemnification Agreement.